EXHIBIT 9.1
                                                                     -----------



To:      Alberta Securities Commission


                       CANADIAN NATURAL RESOURCES LIMITED


         Reference is made to the Short Form Shelf Prospectus dated May 27th, 2005 (the "Preliminary Prospectus") filed by Canadian Natural Resources Limited (the "Corporation") in connection with a proposed offering of U.S. debt securities.

         The undersigned, Douglas A. Proll, Chief Financial Officer and Senior Vice-President, Finance of the Corporation, hereby certifies that the attached Schedule A truly and correctly sets forth a detailed calculation of earnings coverage in connection with the proposed offering contemplated by the Preliminary Prospectus.

         DATED the 27th day of May, 2005.



                                               /s/ Douglas A. Proll
                                               -----------------------------
                                               Douglas A. Proll
                                               Chief Financial Officer and
                                               Senior Vice-President, Finance

                                   SCHEDULE A


                       CANADIAN NATURAL RESOURCES LIMITED
                    DETAILED CALCULATION OF EARNINGS COVERAGE


                                                      Year ended                  Quarter Ended
                                                  December 31, 2004               March 31, 2005
                                                  -----------------               --------------
                                                (thousands of dollars)        (thousands of dollars)

EARNINGS COVERAGE
Net earnings                                            $1,405,600                      $723,395
Interest on long term debt                                 190,000                       188,554
Taxes                                                      590,505                       376,222

Earnings available to meet maximum                       2,186,105                     1,288,171
    annual interest requirements

Maximum annual interest requirements                       190,000                       188,554

Earnings coverage on long term debt:                          11.5                           6.8